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SubjectTrust III Semi-Annual N-SAR.doc_AuthorEmailLNest@MFS.com_AuthorEmail
DisplayNameNest, Laura_ReviewingToolsShownOnceSUB-ITEM 77D(g)


The MFS High Yield Opportunities Fund, a series of MFS Series Trust III, revised disclosure regarding "short" positions in the Principal Investment Policies and Principal Risks sections as described in the prospectus contained in Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS High Yield Opportunities Fund, a series of MFS Series Trust III, deleted active and frequent trading disclosure from the Principal Investment Policies and Principal Risks sections as described in the prospectus contained in Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS High Yield Opportunities Fund, a series of MFS Series Trust III, added Convertible Securities Risk disclosure in the Principal Risks section as described in the prospectus contained in Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.